Exhibit 10.35

FLEXTRONICS CONFIDENTIAL

Manufacturing Services Agreement

This Manufacturing Services Agreement (“Agreement”) is entered into this 2nd day of March 2012 (the “Effective Date”) by and between Alimera Sciences, Inc. having its place of business at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 (“Customer” or “Alimera”) and Flextronics Medical Sales and Marketing, Ltd, having its place of business at Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (“Flextronics”).

Customer desires to engage Flextronics to perform manufacturing services as further set forth in this Agreement. The parties agree as follows:

1.	DEFINITIONS

Flextronics and Customer agree that capitalized terms shall have the meanings set forth in this Agreement and Exhibit 1 attached hereto and incorporated herein by reference.

2.	MANUFACTURING SERVICES

2.1. Work. Customer hereby engages Flextronics to perform, and Flextronics agrees to perform, the work (hereinafter “Work”). “Work” shall mean to procure Materials and to manufacture, assemble, test, and store Product (as defined in Exhibit 2.1(a)) in accordance with detailed written Specifications. The “Specifications” for the Product or revision thereof shall include but are not limited to bill of materials, designs, schematics, assembly drawings, process documentation, test specifications, current revision number, and Approved Vendor List. The Specifications (and any modifications thereto) as provided by Customer and included in Flextronics’ production document management system are incorporated herein by reference as Exhibit 2.1(b). This Agreement does not include any new product introduction (NPI) or product prototype services related to the Product. In the event that Customer requires any such services, the parties will enter into a separate agreement. In case of any conflict between the Specifications and this Agreement, this Agreement shall prevail.

2.2. Engineering Changes. Customer may request that Flextronics incorporate engineering changes into the Product by providing Flextronics with a description of the proposed engineering change sufficient to permit Flextronics to evaluate its feasibility and cost. Flextronics will consider such proposed engineering change and determine, in good faith, whether any delivery schedule and/or pricing changes are necessary. Flextronics will proceed with engineering changes when the parties have agreed in writing upon the changes to the Specifications, delivery schedule and Product pricing and Customer has issued a purchase order for the related implementation costs, if any.

2.3. Tooling; Non-Recurring Expenses; Software. Customer shall pay for or obtain and allow Flextronics to use for Customer’s benefit in accordance with this Agreement any Product-specific tooling, equipment, molds or software and other materials that are reasonably necessary for the performance of Work (hereinafter, collectively, “Customer Property”), provided that Flextronics shall not obtain any such Customer Property without first obtaining the prior written consent of Customer. Customer agrees that Customer shall pay for all reasonably necessary non-recurring expenses associated with the installation or tear down of the Customer Property. [****]

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Flextronics agrees that the transfer of Customer Property to Flextronics shall be a bailment and shall not constitute a sale thereof, and all right, title and interest in Customer Property, including software that Customer provides to Flextronics or any test software that Customer engages Flextronics to develop, is and shall remain the property of Customer. Flextronics shall handle, store and maintain all Customer Property under proper conditions to preserve quality and prevent damage or other loss. Flextronics shall maintain and service all equipment that Customer has authorized Flextronics to purchase, such equipment to be returned to Customer in good working order, reasonable wear and tear excepted, following the termination or expiration of this Agreement. The costs of repairing any equipment or tooling outside of reasonable wear and tear will be the responsibility of Customer, and any estimated costs for the repair will be submitted to Customer in writing for approval before repair work will be initiated. Notwithstanding the foregoing, if such need for repair arises or results from the negligence, gross negligence or willful misconduct of Flextronics, then the costs of such repair will be the responsibility of Flextronics. Flextronics shall not use all or any part of Customer Property for any purpose other than supplying Product to Customer under this Agreement. Flextronics shall mark all Customer Property, including without limitation equipment, as “Property of Alimera Sciences.” During the term of this Agreement, Flextronics shall maintain commercially reasonable insurance to protect against any loss to the Customer Property while in the possession of Flextronics.

2.4. Cost Reduction Projects. Flextronics agrees to seek ways to reduce the cost of manufacturing Product by methods such as elimination of Materials, redefinition of Specifications, and re-design of assembly or test methods. Flextronics shall submit a written proposal to Customer for each proposed method for reducing the cost of manufacturing Product. Such proposal shall include sufficient detail regarding such proposed method to allow Customer to determine whether the proposed method will require prior approval from any governmental or regulatory authority. Flextronics may not implement any such proposed method until it receives the written approval of Customer. Upon approval by Customer and implementation of such ways that have been proposed by Flextronics, Flextronics will receive [****] of the demonstrated cost reduction and Customer shall receive the remaining [****] of the demonstrated cost reduction. Customer will receive [****] of the demonstrated cost reduction upon implementation of such ways initiated by Customer.

2.5. Manufacturing Facility. The Work shall be performed at Flextronics’ manufacturing facility located in Tijuana, Mexico (hereinafter the “Manufacturing Site”). A change in the Manufacturing Site is a major change and may require approval from the applicable governmental or regulatory authority, and therefore, Flextronics will provide [****] prior to changing the Manufacturing Site and will develop a transition plan with Customer in good faith. Flextronics will not implement the change in the Manufacturing Site until it receives written notification from Customer that such change can be implemented. Flextronics will be responsible for all costs and expenses associated with changing the Manufacturing Site.

3.	FORECASTS; ORDERS; FEES; PAYMENT

3.1. Forecast. Customer shall provide Flextronics, [****] forecast indicating Customer’s monthly Product requirements. The [****] of the forecast will be binding and will constitute a Firm Order for all Work to be completed during such [****]. A purchase order for Work to be completed within the [****] of a forecast will be issued in accordance with Section 3.2 below.

3.2. Purchase Orders; Precedence. Customer may use its standard purchase order form for any firm written orders for Work in respect of the Products to be produced and delivered to Customer (hereinafter “Firm Orders”) provided for hereunder; provided that all Firm Orders must reference this Agreement and the applicable Specifications. All Firm Orders will be deemed to incorporate all of the terms and conditions in this Agreement. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any such purchase order, acknowledgment form or other instrument.

3.3. Purchase Order Acceptance. Purchase orders shall be deemed accepted by Flextronics so long as they are consistent with this Agreement. Flextronics may reject any purchase order if: (a) the purchase order is an amended order in accordance with Section 5.2 below and the purchase order is outside of the Flexibility Table; (b) the fees reflected in the purchase order are inconsistent with the parties’ agreement with respect to the fees; (c) the purchase order represents a significant deviation from the forecast for the same period, unless such deviation is within the parameters of the Flexibility Table; or (d) if a purchase order would extend Flextronics’ liability beyond Customer’s approved credit line. Flextronics shall notify Customer of rejection of any purchase order within five (5) business days of receipt of such purchase order. If Flextronics does not notify Customer of rejection of any purchase order during such period, then the purchase order shall be deemed accepted by Flextronics.

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3.4. Fees; Changes; Taxes.

(a) The initial fees shall be as set forth on the Fee List attached hereto and incorporated herein as Exhibit 3.1 (the “Fee List”). If a Fee List is not attached or completed, then the initial fees shall be as set forth in purchase orders issued by Customer and accepted by Flextronics in accordance with the terms of this Agreement. Changes to the fees will be agreed by the parties in accordance with Section 3.4(c).

(b) Customer is responsible for additional fees and costs due to: (a) changes to the Specifications; (b) failure of Customer or its subcontractor to timely provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule; and (c) any expediting charges reasonably necessary because of a change in Customer’s requirements, provided that Customer shall not be responsible for such fees and costs due to reasons specified in (a) or (c) unless Flextronics received prior written approval from Customer to incur such fees and costs.

(c) Flextronics will notify Customer of changes to the cost of Materials as such changes are identified. On a [****] basis, Flextronics and Customer will mutually agree on the Product fees based on changes, if any, to Materials costs and other costs. Concurrent with updating the Product fees on a quarterly basis, Flextronics and Customer will true up any differences to standard cost already incurred in the prior quarter. Any other changes in Product fees (increases or decreases) and the timing of such changes shall be agreed in writing by the parties, such agreement not to be unreasonably withheld or delayed. By way of example only, the fees may be increased or decreased if the market price of fuels, Materials, equipment, labor and other production costs, increase or decrease beyond normal variations in pricing, as reasonably demonstrated by Flextronics or Alimera.

(d) All fees are exclusive of federal, state and local excise, sales, use, VAT, and similar transfer taxes, and any duties, and Customer shall be responsible for all such items. This subsection (d) does not apply to taxes on Flextronics’ net income.

(e) The Fees List will be based on the exchange rate(s) for converting the purchase price for Inventory denominated in the Parts Purchase Currency(ies) into the Functional Currency. The fees will be adjusted, on a monthly basis based on changes in the Exchange Rate(s) as reported on the last business day of each month, for the following month to the extent that such Exchange Rates change [****] from the prior month. “Exchange Rate(s)” is defined as the closing currency exchange rate(s) as reported on Reuters’ page FIX on the last business day of the current month prior to the following month. “Functional Currency” means the currency in which all payments are to be made pursuant to Section 3.5 below. “Parts Purchase Currency(ies)” means U.S. Dollars, Japanese Yen and/or Euros to the extent such currencies are different from the Functional Currency and are used to purchase inventory needed for the performance of the Work forecasted to be completed during the applicable month.

3.5. Payment. Customer agrees to pay all correct invoices in U.S. Dollars, [****] from the date of the invoice. The date of the invoice shall be the date on which the invoice is sent to Customer electronically or in accordance with Section 12.10. Flextronics shall not invoice Customer for Product until Flextronics has shipped Product to Customer. If Customer has any reasonable grounds for disputing in good faith any invoiced amounts under this Agreement, Customer shall pay the undisputed amount in accordance with this Section 3.5 and shall, within [****] after its receipt of the applicable invoice, provide Flextronics with written notice specifying the amount of the invoice that is disputed, and describing in reasonable detail the basis of the dispute. The parties agree to work to resolve the dispute pursuant to Section 12.11 below. In the event that, upon resolution of such a dispute, any amounts are due to Flextronics, Customer shall pay such amounts within that period equal to the longer of (a) the remaining time for payment pursuant to this Agreement or (b) five (5) business days from the date such dispute is resolved.

3.6. Late Payment. Customer agrees to pay [****] monthly interest on all late payments (other than amounts disputed in good faith). Furthermore, if Customer is late with payments (other than amounts disputed in good faith) more than [****], Flextronics may (a) stop all Work under this Agreement upon written notice to Customer (in accordance with Section 12.10) until assurances of payment reasonably satisfactory to Flextronics are received or payment is received; (b) demand prepayment for purchase orders; (c) delay shipments upon written notice to Customer (in accordance with Section 12.10) until assurances of payment reasonably satisfactory to Flextronics are received or payment is received; and (d) to the extent that Flextronics’s personnel cannot be reassigned to other billable work during such stoppage and/or in the event restart cost are incurred, invoice Customer for additional fees before the Work can resume. In the event that Customer is no longer publicly traded on the NASDAQ Global Market and Flextronics does not have access to Customer’s current filings with the Securities and Exchange Commission, Customer agrees to provide all necessary financial information required by Flextronics from time to time in order to make a proper assessment of the creditworthiness of Customer.

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3.7. Letter of Credit [****]

4.	MATERIALS PROCUREMENT; CUSTOMER RESPONSIBILITY FOR MATERIALS

4.1. Authorization to Procure Materials, Inventory and Special Inventory. Customer’s accepted purchase orders and forecast will constitute authorization for Flextronics to procure, without Customer’s prior approval, (a) Inventory to manufacture the Product covered by such purchase orders based on the Lead Time and (b) certain Special Inventory based on Customer’s purchase orders and forecast as follows: Long Lead-Time Materials as required based on the Lead Time when such purchase orders are placed and Minimum Order Inventory as required by the supplier. Flextronics will only purchase Economic Order Inventory with the prior written approval of Customer.

4.2. Customer Controlled Materials. Customer may direct Flextronics to purchase Customer Controlled Materials in accordance with Customer Controlled Materials Terms. Customer acknowledges that Customer Controlled Materials Terms will directly impact Flextronics’s ability to perform under this Agreement and to provide Customer with the flexibility Customer is requiring pursuant to the terms of this Agreement. In the event that Flextronics reasonably believes that Customer Controlled Materials Terms will create an additional cost that is not covered by this Agreement, then Flextronics will notify Customer and the parties will agree to either (a) compensate Flextronics for such additional costs, (b) amend this Agreement to conform to Customer Controlled Materials Terms or (c) amend Customer Controlled Materials Terms to conform to this Agreement. If Customer directs Flextronics to purchase Customer Controlled Materials in accordance with Customer Controlled Materials Terms, Customer agrees to provide a copy to Flextronics of all relevant Customer Controlled Materials Terms upon the execution of this Agreement and promptly upon execution of any relevant new agreements with suppliers. Customer agrees not to make any modifications or additions to the relevant Customer Controlled Materials Terms or enter into new relevant Customer Controlled Materials Terms with suppliers that will negatively impact Flextronics’s procurement activities.

4.3. Preferred Supplier. Customer shall provide to Flextronics and maintain an Approved Vendor List. Flextronics shall purchase only from vendors on a current AVL that has been approved in writing by Customer the Materials required to manufacture the Product. Customer shall give Flextronics reasonable opportunity to be included on the AVL for Materials that Flextronics can supply. If Flextronics is on an AVL and its prices and quality are competitive with other vendors, Flextronics may source Materials from itself unless otherwise requested by Customer. For purposes of this Section 4.3 only, the term “Flextronics” includes Flextronics’ Affiliates.

4.4. Customer Responsibility for Inventory and Special Inventory. Customer is responsible under the conditions provided in this Agreement for all Materials, Inventory and Special Inventory purchased by Flextronics in accordance with this Section 4.

4.5. Materials Warranties. Flextronics shall use reasonable efforts to obtain and shall endeavor to pass through to Customer the following warranties with regard to the Materials (other than the Production Materials): (i) conformance of the Materials with the vendor’s specifications and/or with the Specifications; (ii) that the Materials will be free from defects in workmanship; (iii) that the Materials will comply with Environmental Regulations; and (iv) that the Materials will not infringe the intellectual property rights of third parties.

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5.	SHIPMENTS, SCHEDULE CHANGE, CANCELLATION, STORAGE

5.1. Shipments. Flextronics shall use commercially reasonable efforts to deliver Products in accordance with the delivery times specified in each accepted purchase order. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with the Specifications and marked for shipment to Customer’s destination specified in the applicable purchase order. Each time Flextronics ships Product, it shall provide Customer with, in English, a certificate of compliance that confirms that the lot has been manufactured and tested in accordance with the Specifications. Customer will have sole responsibility for the release of Products to the market. [****] If Customer chooses a different location for Flextronics to ship the Products, Flextronics reserves the right to change the shipping terms. All freight, insurance and other shipping expenses, as well as any special packing expenses not included in the original quotation for the Products, will be included in the fee list. In the event the shipping terms change and the Customer designates a freight carrier to be utilized by Flextronics, Customer agrees to designate only freight carriers that are currently in compliance with all applicable laws relating to anti-terrorism security measures and who agree to adhere to the applicable C-TPAT (Customs-Trade Partnership Against Terrorism) security recommendations and guidelines as outlined by the United States Bureau of Customs and Border Protection and to prohibit the freight carriage to be sub-contracted to any carrier that is not in compliance with the applicable C-TPAT guidelines. Flextronics shall convey good title to the Product to Customer, free of all liens of any kind whatsoever.

5.2. Quantity Increases and Shipment Schedule Changes.

(a) For any accepted purchase order, Customer may (a) increase the quantity of Products or (b) reschedule the quantity of Products and their shipment date as provided in the flexibility table below (the “Flexibility Table”):

[****]

Any decrease in quantity is considered a cancellation, unless the decreased quantity is rescheduled for delivery at a later date in accordance with the Flexibility Table. Quantity cancellations are governed by the terms of Section 5.3 below. Any purchase order quantities increased or rescheduled pursuant to this Section 5.2 (a) may not be subsequently increased or rescheduled without the approval of Flextronics, provided that Flextronics will use good faith, commercially reasonable efforts in trying to accommodate any subsequent increase and/or rescheduling.

(b) All reschedules to push out delivery dates outside of the table in subsection (a) require Flextronics’ prior written approval, which, in its sole discretion may or may not be granted. If Customer does not request prior approval from Flextronics for such reschedules, or if Customer and Flextronics do not agree in writing to specific terms with respect to any approved reschedule, then Customer will pay Flextronics the Monthly Charges for any such reschedule, calculated as of the first day after such reschedule for any Inventory and/or Special Inventory that was procured by Flextronics to support the original delivery schedule that is not used to manufacture Product pursuant to an accepted purchase order within [****] after such reschedule. In addition, if Flextronics notifies Customer that such Inventory and/or Special Inventory has remained in Flextronics’ possession for more than [****] since such reschedule, then Customer agrees, subject to Section 5.4, to purchase any affected Inventory and/or Special Inventory upon receipt of the notice by paying the Affected Inventory Costs. In addition, any finished Products that have already been manufactured to support the original delivery schedule will be treated as cancelled as provided in Sections 5.3 and 5.4 below.

(c) Flextronics will use commercially reasonable efforts meet any quantity increases within the Flexibility Table, and will use reasonable commercial efforts to meet any quantity increases outside the Flexibility Table, which are subject to Materials and capacity availability. All reschedules or quantity increases outside of the table in subsection (a) require Flextronics’ approval, which, in its sole discretion, may or may not be granted, provided that Flextronics will use good faith, commercially reasonable efforts in trying to accommodate any subsequent increase and/or rescheduling. If Flextronics agrees to accept a reschedule to pull in a delivery date or an increase in quantities in excess of the Flexibility Table in subsection (a) and if there are extra costs to meet such reschedule or increase, Flextronics will inform Customer for its written acceptance and approval in advance.

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(d) Any delays in the normal production or interruption in the workflow process caused by Customer’s changes to the Specifications or failure to provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule, will be considered a reschedule of any affected purchase orders for purposes of this Section 5.2 for the period of such delay.

(e) For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (b), the “Lead Time” shall be calculated as the Lead Time at the time of procurement of the Inventory and Special Inventory.

5.3. Cancellation of Orders and Customer Responsibility for Inventory.

(a) Customer may not cancel all or any portion of Product quantity of an accepted purchase order without Flextronics’s prior written approval, which, in its sole discretion, may or may not be granted. If Customer does not request prior approval, or if Customer and Flextronics do not agree in writing to specific terms with respect to any approved cancellation, then Customer will pay Flextronics Monthly Charges for any such cancellation, [****] for any Product or Inventory or Special Inventory procured by Flextronics to support the original delivery schedule. In addition, if Flextronics notifies Customer that such Product, Inventory and/or Special Inventory has remained in Flextronics’ possession for more than thirty (30) days since such cancellation, then Customer agrees, subject to Section 5.4, to purchase from Flextronics such Product, Inventory and/or Special Inventory by paying the Affected Inventory Costs. In addition, Flextronics shall calculate the cost or gain of unwinding any currency hedging contracts entered into by Flextronics to support the cancelled purchase order(s). Should the unwinding result in a loss to Flextronics, Customer agrees to cover such loss amount for Flextronics immediately upon receipt of an invoice for such amount. Should the unwinding result in a gain to Flextronics, a credit note will be immediately issued to Customer.

(b) If the forecast for any period is less than the previous forecast supplied over the same period, that amount will be considered canceled and Customer will be responsible for any Special Inventory purchased or ordered by Flextronics to support the forecast.

(c) Products that have been ordered by Customer and that have not been picked up in accordance with the agreed upon shipment dates shall be considered cancelled and Customer will be responsible for such Products in the same manner as set forth above in Section 5.3(a).

(d) For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (a), the “Lead Time” shall be calculated as the Lead Time at the time of procurement of the Inventory and Special Inventory or cancellation of the purchase order, whichever is longer.

5.4. Mitigation of Inventory and Special Inventory. Prior to invoicing Customer for the amounts due pursuant to Sections 5.2 or 5.3, Flextronics will use reasonable commercial efforts for a period of [****], to return unused Inventory and Special Inventory and to cancel pending orders for such inventory, and to otherwise mitigate the amounts payable by Customer. Customer shall pay amounts due under Sections 5.2 and 5.3 within [****] after receipt of an invoice. Flextronics will ship the Inventory and Special Inventory and Product paid for by Customer under Sections 5.2 and 5.3 to Customer promptly upon said payment by Customer. Notwithstanding the foregoing, if Customer provides written notice to Flextronics to hold and use the Inventory and Special Inventory purchased by Flextronics on Customer’s behalf (that Customer has not yet paid for) under this Section 5 for future orders (“Excess Inventory”), Flextronics will store such Excess Inventory at its facilities for up to [****] from the date of reschedule or cancellation pursuant to sections 5.2 or 5.3 respectively (the “Storage Period”); provided, that until Customer pays for such Excess Inventory, Customer shall pay Flextronics a storage charge equal to [****] of the Cost of the Excess Inventory for each month that such Excess Inventory is held by Flextronics. In the event that Customer purchases such Excess Inventory during the Storage Period, Customer shall pay Flextronics a storage charge equal to [****] of the Cost of the Excess Inventory for each month that such Excess Inventory is held by Flextronics; and provided, further, that if Excess Inventory that is purchased by Customer is used in the fulfillment of any Firm Orders during the Storage Period, the price of the Product incorporating such Purchased Inventory will be reduced by the amount paid by Customer for the Excess Inventory used. For any Excess Inventory not used in the fulfillment of any Firm Orders during the Storage Period, Customer shall immediately pay all amounts due for such Excess Inventory hereunder and Flextronics will ship such Excess Inventory promptly upon receipt of said payment by Customer. In the event Customer does not pay amounts due under Sections 5.2 and 5.3 within [****] after receipt of an invoice, Flextronics will be entitled to dispose of such Inventory, Special Inventory or Excess Inventory in a commercially reasonable manner and credit to Customer any monies received from third parties. Flextronics shall then submit an invoice for the balance amount due and Customer agrees to pay said amount within [****] of its receipt of the invoice.

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5.5. No Waiver. For the avoidance of doubt, Flextronics’ failure to invoice Customer for any of the charges set forth in this Section 5 does not constitute a waiver of Flextronics’ right to charge Customer for the same event or other similar events in the future.

6.	PRODUCT ACCEPTANCE AND EXPRESS LIMITED WARRANTIES

6.1. Product Acceptance. The Products delivered by Flextronics will be inspected as required by Customer within [****] of receipt at the “ship to” location on the applicable purchase order. If Products do not comply with the express limited warranty set forth in Section 6.3(a) below, Customer has the right to reject such Products during said period. Products not rejected during said period will be deemed accepted. Customer may return defective Products, freight collect, after obtaining a return material authorization number from Flextronics to be displayed on the shipping container and completing a failure report. Rejected Products will be promptly repaired or replaced, at Flextronics’ option and at Flextronics’ sole cost, and returned freight pre-paid. Following any such resubmission of rejected Product, Customer shall accept or reject such Product in accordance with the acceptance procedures and within the timeframe noted above. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found. If Customer and Flextronics dispute whether any Products comply with the express limited warranty set forth in Section 6.3(a) below, then, if the parties cannot resolve such dispute after good faith negotiations, such dispute will be resolved in accordance with Section 12.11.

6.2. Mutual Warranties. Each party represents and warrants that, as of the Effective Date, (a) it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder and (b) it is a corporation duly organized, validly existing and in good standing under the laws of its incorporating jurisdiction and has all requisite power and authority to enter into this Agreement.

6.3. Express Limited Warranty. This Section 6.3 sets forth Flextronics’ sole and exclusive warranty with respect to the Product and Customer’s sole and exclusive remedies with respect to a breach by Flextronics of such warranty

(a) Flextronics warrants that the Products (i) [****], (ii) will be manufactured in compliance with Current Good Manufacturing Practices, (iii) will be manufactured in accordance with the applicable Specifications and the Quality Agreement, (iv) will be free from defects in workmanship, and (v) [****]. In addition, Flextronics warrants that Production Materials are in compliance with Environmental Regulations.

(b) Notwithstanding anything else in this Agreement, this express limited warranty does not apply to, and Flextronics makes no representations or warranties whatsoever with respect to: (i) Materials (except as set forth in Section 6.3(a)(v)), and/or Customer Controlled Materials; (ii) defects resulting from the Specifications or Product design; (iii) Product that has been abused, damaged, altered or misused by any person or entity after title passes to Customer; (iv) first articles, prototypes, pre-production units, test units or other similar Products; (v) defects resulting from tooling, designs or instructions produced or supplied by Customer, or (vi) the compliance of Materials or Products with any Environmental Regulations. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found.

(c) Upon any failure of a Product to comply with the express limited warranty set forth in this Section 6.3, Flextronics’ sole obligation, and Customer’s sole remedy is for Flextronics, at its option, to promptly repair or replace such unit and return it to Customer freight prepaid, all in accordance with the terms and conditions of Section 6.1. Customer shall return Products covered by this warranty, at Flextronics’ expense, after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found. For the avoidance of doubt, this Section 6.3 shall not affect (i) Flextronics’ indemnification obligations set forth in Section 11.1, (ii) Customer’s right to terminate this Agreement as set forth in Section 10.2, (iii) Flextronics’ obligations with respect to Recalls as set forth in Section 7, or (iv) Customer’s right to seek refund of amounts paid for any defective Product in the event that Flextronics does not repair or replace such defective Product in accordance with this subsection 6.3(c).

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(d) Customer will provide its own warranties directly to any of its end users or other third parties. Customer will not pass through to end users or other third parties the warranties made by Flextronics under this Agreement. Customer will not make any representations to end users or other third parties on behalf of Flextronics, and Customer will expressly indicate that the end users and third parties must look solely to Customer in connection with any problems, warranty claim or other matters concerning the Product.

6.4. No Representations or Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OR CONDITIONS ON THE PERFORMANCE OF THE WORK, OR THE PRODUCTS, OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, WHETHER EXPRESS, IMPLIED, STATUTORY, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

7.	PRODUCT RECALLS AND RETURNS

In the event that any Product defect or any governmental action attributable to a Product defect requires a Recall in Customer’s reasonable judgment, Customer shall promptly provide verbal notification to Flextronics (followed by a written notification) and the Parties shall cooperate fully in the investigation of the problem. To the extent that the Recall results from a breach by Flextronics of its express limited warranty set forth in Section 6.3(a) above, then, in addition to Flextronics’ obligation to repair or replace any such Products as set forth in Section 6.3(c), Flextronics’ sole obligation and Customer’s sole remedy shall be to reimburse Customer for documented out-of-pocket administrative costs and expenses incurred in conducting such Recall in an amount [****].

8.	GOVERNMENTAL REQUIREMENTS

8.1. Governmental Communications. Flextronics may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Products, regarding the Manufacturing Site generally and non-Product-specific manufacturing operations.

8.2. Records and Accounting by Flextronics. Flextronics shall keep records of the manufacture, testing and shipping of the Products in accordance with the Quality Agreement.

8.3. Inspection. During the term of this Agreement and for [****] thereafter, Customer may inspect Flextronics reports and records relating to this Agreement, including without limitation relating to the invoices issued hereunder, during normal business hours and with reasonable advance notice, provided a Flextronics representative is present during any such inspection.

8.4. Access. Flextronics shall provide Customer with reasonable access at mutually agreeable times (as discussed in good faith) to the areas of the Manufacturing Site in which the Products are manufactured, stored, handled or shipped in order to permit Customer’s verification of the performance of the Work in accordance with the Specifications and the Quality Agreement. At all times while on Flextronics’s premises, Customer’s representatives shall comply with all Flextronics policies and procedures related to safety, security and confidentiality.

8.5. Notification of Regulatory Inspections. Flextronics’ interactions and correspondences with relevant regulatory authorities, including the U.S. Food and Drug Administration (hereinafter the “FDA”), in connection with this Agreement shall be handled in accordance with the Quality Agreement.

8.6. Reports. Flextronics will promptly supply, as requested by Customer, all Product data in its control, including complaint test results, and all investigations (in manufacturing, testing and storage), that Customer reasonably requires in order to complete any filing under any applicable regulatory regime. Flextronics will estimate the hours of effort and estimated cost to Customer for any reports requiring more than [****] to complete, and Customer will provide a purchase order to cover the estimated costs if Customer approves such cost.

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8.7. Regulatory Filings. Customer shall have the sole responsibility for filing all documents with all regulatory authorities and taking any other actions that may be required for the receipt and/or maintenance of regulatory authority approval for the commercial manufacture of the Products.

9.	INTELLECTUAL PROPERTY RIGHTS; LICENSES

9.1. Licenses from Customer. Customer hereby grants Flextronics a non-exclusive, non-sublicensable, non-transferrable (except to its Affiliates or in accordance with Section 12.9) license during the term of this Agreement to use Customer’s patents, trade secrets and other intellectual property (collectively, “Customer Intellectual Property”), in each case only to the extent necessary to perform Flextronics’ obligations under this Agreement and solely to perform such obligations.

9.2. No Other Licenses. Except as otherwise specifically provided in this Agreement, each party acknowledges and agrees that no licenses or rights under any of the intellectual property rights of the other party are given or intended to be given to such other party. Customer (and its licensors) shall retain all right, title and interest in and to Customer Intellectual Property, and Flextronics shall not take any action inconsistent with such rights.

9.3. Acknowledgement of Ownership. Prior to the Effective Date of this Agreement, Flextronics performed certain design services for Customer with respect to the Product. Flextronics hereby confirms that the designs and other information and items made or conceived by Flextronics during the course of performing such design services and incorporated into the deliverables (the “Developments”) and the intellectual property rights in the Developments were assigned to Customer as its sole and exclusive property, subject to any third party intellectual property rights incorporated into such deliverables. Flextronics makes and hereby agrees to make all assignments necessary to accomplish the foregoing ownership, and will execute all documents and otherwise assist Customer (at Customer’s expense) to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned. Customer acknowledges and agrees that the deliverables (including any prototype or trial units of the Product) were provided on an “as-is” basis and that Flextronics made no representations and no warranties on such design services or the deliverables or products based on or incorporating any deliverables, express, implied, statutory or otherwise.

10.	TERM AND TERMINATION

10.1. Term. The term of this Agreement shall commence on the date hereof above and shall continue for three (3) years thereafter unless earlier terminated as provided in Section 10.2 (Termination) or 12.8 (Force Majeure). After the expiration of the initial term hereunder (unless this Agreement has been terminated), this Agreement shall be automatically renewed for separate but successive one-year terms unless either party provides written notice to the other party that it does not intend to renew this Agreement eighteen (18) months or more prior to the end of any term.

10.2. Termination. This Agreement may be terminated by either party (a) for convenience upon [****] prior written notice to the other party or (b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of [****] after the delivery of written notice thereof by the terminating party to the other party, (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues unremedied for a period of [****] after the delivery of written notice thereof by the terminating party to the other party, or (d) pursuant to Section 12.8 (Force Majeure). In addition, Customer may terminate this Agreement upon written notice to Flextronics in the event that (i) the Product or Iluvien (Customer’s product that is an intravitreal insert containing fluocinolone acetonide) is withdrawn by Customer or by a regulatory authority or (ii) a regulatory authority takes any action or raises any objection that prevents the Customer from marketing, distributing, importing, exporting or selling Product or Iluvien.

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10.3. Effect of Expiration or Termination. Expiration or termination of this Agreement under any of the foregoing provisions shall not affect the amounts due under this Agreement by either party or any obligations of either party under this Agreement, in each case, that exist as of the date of expiration or termination, and as of the date of expiration or termination of this Agreement, the provisions of Sections 5.2, 5.3, and 5.4 shall apply with respect to payment and shipment to Customer of finished Products, Inventory, and Special Inventory in existence as of such date. Expiration or termination of this Agreement shall not affect Flextronics’ express limited warranty in Section 6.3 above. In addition, upon expiration or termination of this Agreement, Flextronics shall promptly deliver to Customer at Customer’s designated facility all Customer Property, Customer Intellectual Property and Customer Confidential Information, and Flextronics shall provide to the Customer (or its designee) any and all documentation related to the Work that is the property of Customer, as reasonably requested by the Customer. Upon reasonable request by Customer, Flextronics will provide transition services to Customer at Flextronics’ published labor rates. Sections 1, 3.5, 3.6, 3.7, 4, 5.3, 5.4, 6, 7, 8, 9, 11 and 12 of this Agreement, this Section 10.3, and Sections 8, 21, 22, 24 and 25 of the Quality Agreement shall be the only terms that shall survive any termination or expiration of this Agreement.

11.	INDEMNIFICATION; LIABILITY LIMITATION

11.1. Indemnification by Flextronics. Flextronics agrees to defend, indemnify and hold harmless, Customer and its Affiliates and all of their respective directors, officers, employees, and agents (each, a “Customer Indemnitee”) from and against all claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys’ fees (collectively, “Damages”) incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of, are in connection with, or are caused by or related to third-party claims relating to:

[****]

11.2. Indemnification by Customer. Customer agrees to defend, indemnify and hold harmless, Flextronics and its Affiliates, and all of their respective directors, officers, employees and agents (each, a “Flextronics Indemnitee”) from and against all Damages incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of, are in connection with, are caused by or are related to third-party claims relating to:

[****]

11.3. Procedures for Indemnification. With respect to any third-party claims, either party shall give the other party prompt notice of any third-party claim and cooperate with the indemnifying party at its expense. The indemnifying party shall have the right to assume the defense (at its own expense) of any such claim through counsel of its own choosing by so notifying the party seeking indemnification within [****] after the first receipt of such notice. The party seeking indemnification shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, provided that the indemnifying party is not prejudiced thereby. The indemnifying party shall not, without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed), agree to the settlement, compromise or discharge of such third-party claim. The indemnifying party shall not be responsible for any settlement it does not approve in writing.

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11.4. [****]. [****]

orders and the current forecast will be considered cancelled and Customer shall purchase all Products, Inventory and Special Inventory as provided in Sections 5.3 and 5.4 hereof. Any changes to any Products or process must be made in accordance with Section 2.2 above. [****]

11.5. No Other Liability; Limitations on Liability. [****], IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY “COVER” DAMAGES (INCLUDING INTERNAL COVER DAMAGES WHICH THE PARTIES AGREE MAY NOT BE CONSIDERED “DIRECT” DAMAGES), OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR RELIANCE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

EXCEPT WITH RESPECT TO [****], NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, FLEXTRONICS’S TOTAL LIABILITY TO CUSTOMER HEREUNDER SHALL BE SUBJECT TO THE FOLLLOWING AGGREGATE CAP: FLEXTRONICS’S MAXIMUM AGGREGATE LIABILITY TO CUSTOMER SHALL IN NO EVENT EXCEED [****].

THIS SECTION 11 STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER CONCERNING INFRINGEMENT OF THIRD PARTY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

12.	MISCELLANEOUS

12.1. Confidentiality. Each party shall use commercially reasonable efforts to protect the confidentiality of the other party’s Confidential Information. Each party shall refrain from using any or all Confidential Information of the disclosing party for any purposes or activities other than those specifically authorized in this Agreement. Except as otherwise specifically permitted herein or pursuant to written permission of the party to this Agreement owning the Confidential Information, no party shall disclose or facilitate disclosure of Confidential Information of the disclosing party to anyone without the prior written consent of the disclosing party, except to its employees, consultants, parent company, and subsidiaries of its parent company who need to know such information for carrying out the activities contemplated by this Agreement and who have agreed in writing to confidentiality terms that are no less restrictive than the requirements of this Section. The receiving party shall be responsible and liable for any breaches of confidentiality by its employees, consultants, parent company or subsidiaries of its parent company. Notwithstanding the foregoing, the receiving party may disclose Confidential Information of the disclosing party pursuant to a subpoena or other court process only (a) after having given the disclosing party prompt notice of the receiving party’s receipt of such subpoena or other process and (b) after the receiving party has given the disclosing party a reasonable opportunity (to the extent allowed by applicable law or regulation) to oppose such subpoena or other process or to obtain a protective order. In addition, Customer may disclose the existence and any terms and conditions of this Agreement to a prospective sublicense, development and/or commercialization partner or acquirer, provided that prior to such disclosure, Customer enters into a confidentiality agreement with such party that includes confidentiality obligations similar to those provided in this Section 12.1. Furthermore, Customer may disclose the existence and any terms and conditions of this Agreement (i) as required by any legally enforceable order or other applicable law or regulation and/or (ii) as needed in any filings required by the United States Securities and Exchange Commission (the “SEC”) or other governmental authority or securities exchange. To the extent that Customer reasonably determines that it is required to make such a disclosure (the “Disclosure Obligation”), Customer shall promptly inform Flextronics thereof and shall use reasonable efforts to maintain the confidentiality of

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Flextronics Confidential Information in any such disclosure. To the extent that Customer reasonably determines that it is required to file a copy of this Agreement to comply with the Disclosure Obligation, prior to making any such filing of a copy of this Agreement, the parties shall mutually agree on the provisions of this Agreement for which the parties shall seek confidential treatment, it being understood that if one party determines to seek confidential treatment for a provision for which the other party does not, then the parties will use reasonable efforts in connection with such filing to seek the confidential treatment of any such provision. The parties shall cooperate, each at its own expense, in such filing, including, without limitation, such confidential treatment request, and shall execute all documents reasonably required in connection therewith. In furtherance of the foregoing, the parties will agree as promptly as practicable after the Effective Date on the confidential treatment request to be filed with the SEC and the redacted form of this Agreement related thereto. In furtherance thereof, any redaction reasonably requested by either party shall be included in such filing. The parties will reasonably cooperate in responding promptly to any comments received from the SEC with respect to such filing in an effort to achieve confidential treatment of such redacted form; provided, however, that a party shall be relieved of such obligation to seek confidential treatment for a provision requested by the other party if such treatment is not achieved after the first round of responses to comments from the SEC. Confidential Information of the disclosing party in the custody or control of the receiving party shall be promptly returned or destroyed upon the earlier of (i) the disclosing party’s written request or (ii) termination of this Agreement. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of [****] after the termination or expiration of this Agreement. Subject to the disclosure rights above, the existence and terms of this Agreement shall be confidential in perpetuity, provided that such information does not fall into one of the exceptions set forth in the definition of Confidential Information in Exhibit 1. Confidential Information of the disclosing party shall remain the exclusive property of the disclosing party.

12.2. Use of Flextronics Name Prohibited. The existence and terms of this Agreement are Confidential Information and protected pursuant to Section 12.1 above. Accordingly, neither party may use the other party’s name or identity or any other Confidential Information in any advertising, promotion or other public announcement without the prior express written consent of the other party, except as expressly provided in Section 12.1.

12.3. Entire Agreement; Severability. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions. If the scope of any of the provisions of this Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

12.4. Amendments; Waiver. This Agreement may be amended only by written consent of both parties. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision. Neither party will be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by a duly authorized representative of the party against which such waiver is asserted.

12.5. Independent Contractor. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

12.6. Expenses. Each party shall pay their own expenses in connection with the negotiation of this Agreement. All fees and expenses incurred in connection with the resolution of Disputes shall be allocated as further provided in Section 12.11 below.

12.7. Insurance. Flextronics and Customer agree to maintain appropriate insurance to cover their respective risks under this Agreement with coverage amounts commensurate with levels in their respective markets. Customer specifically agrees to maintain insurance coverage for any finished Products or Materials the title and risk of loss of which passes to Customer pursuant to this Agreement and which is stored on the premises of Flextronics.

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12.8. Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, acts or decrees of governmental or military bodies, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, Materials unavailability, or any other cause beyond the reasonable control of the party invoking this section (collectively, a “Force Majeure”), and if such party shall have used its commercially reasonable efforts to mitigate its effects, and such party shall have given prompt written notice to the other party, then its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within [****] after such event, the other party may terminate the Agreement upon written notice to the other party.

12.9. Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld; provided, that without consent but with written notice to Flextronics, Customer may assign its rights and obligations hereunder to any successor to all or substantially all of its business that concerns this Agreement (whether by sale of stock or assets, merger, consolidation or otherwise). Notwithstanding the foregoing, Flextronics may assign or delegate some or all of its rights and obligations under this Agreement to a Flextronics Affiliate; provided that Flextronics shall provide Customer with written notice in the event the foregoing effects an assignment of this Agreement in its entirety.

12.10. Notices. All notices required or permitted under this Agreement will be in writing and will be deemed received (a) when delivered personally; (b) when sent by confirmed facsimile; (c) [****] after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) [****] after deposit with a commercial overnight carrier. All communications will be sent to the addresses set forth above or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section.

12.11. Disputes Resolution; Waiver of Jury Trial.

(a) Except as otherwise provided in this Agreement, the following binding dispute resolution procedures shall be the exclusive means used by the parties to resolve all disputes, differences, controversies and claims arising out of or relating to the Agreement or any other aspect of the relationship between Flextronics and Customer or their respective Affiliates (collectively, “Disputes”). Either party may, by written notice to the other party, refer any Disputes for resolution in the manner set forth below.

(b) Any and all Disputes shall be referred to arbitration under the Commercial Arbitration Rules of American Arbitration Association (“AAA”), including the AAA Supplementary Procedures for Large Complex Commercial Disputes, if applicable, who shall act as the arbitration administrator (the “Arbitration Administrator”).

(c) The parties shall agree on a single arbitrator (the “Arbitrator”). The Arbitrator shall be a retired judge selected by the parties from a roster of arbitrators provided by the Arbitration Administrator. If the parties cannot agree on an Arbitrator within [****] after delivery of the demand for arbitration (“Demand”) (or such other time period as the parties may agree), the Arbitration Administrator will select an independent Arbitrator.

(d) Unless otherwise mutually agreed to by the parties, the place of arbitration shall be [****] although the arbitrators may be selected from rosters outside [****].

(e) The Federal Arbitration Act shall govern the arbitrability of all Disputes. The Federal Rules of Civil Procedure and the Federal Rules of Evidence (the “Federal Rules”), to the extent not inconsistent with this Agreement, govern the conduct of the arbitration. To the extent that the Federal Arbitration Act and Federal Rules do not provide an applicable procedure, [****] law shall govern the procedures for arbitration and enforcement of an award, and then only to the extent not inconsistent with the terms of this Section. Disputes between the parties shall be subject to arbitration notwithstanding that a party to this Agreement is also a party to a pending court action or special proceeding with a third party, arising out of the same transaction or series of related transactions and there is a possibility of conflicting rulings on a common issue of law or fact.

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(f) Unless otherwise mutually agreed to by the parties, each party shall allow and participate in discovery as follows:

(i) Non-Expert Discovery. Each party may (1) conduct [****] non-expert depositions of no more than [****] of testimony each, with any deponents employed by any party to appear for deposition in [****]; (2) propound a single set of requests for production of documents containing no more than [****] individual requests; (3) propound up to [****] written interrogatories; and (4) propound up to [****] requests for admission.

(ii) Expert Discovery. Each party may select a witness who is retained or specially employed to provide expert testimony and an additional expert witness to testify with respect to damages issues, if any. The parties shall exchange expert reports and documents under the same requirements as Federal Rules of Civil Procedure 26(a)(2) &(4).

(iii) Additional Discovery. The Arbitrator may, on application by either party, authorize additional discovery only if deemed essential to avoid injustice. In the event that remote witnesses might otherwise be unable to attend the arbitration, arrangements shall be made to allow their live testimony by video conference during the arbitration hearing.

(g) The Arbitrator shall render an award within [****] after the date of appointment, unless the parties agree to extend such time. The award shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law. The Arbitrator shall have authority to award compensatory damages only, and shall not award any punitive, exemplary, or multiple damages. The award (subject to clarification or correction by the Arbitrator as allowed by statute and/or the Federal Rules) shall be final and binding upon the parties, subject solely to the review procedures provided in this Section.

(h) Either party may seek arbitral review of the award. Arbitral review may be had as to any element of the award.

(i) This Agreement’s arbitration provisions are to be performed in [****].

(j) Each party shall pay their own expenses in connection with the resolution of Disputes pursuant to this Section, including attorneys’ fees.

(k) Notwithstanding anything contained in this Section to the contrary, in the event of any Dispute, prior to referring such Dispute to arbitration pursuant to Subsection (b) of this Section, Customer and Flextronics shall attempt in good faith to resolve any and all controversies or claims relating to such Disputes promptly by negotiation commencing within [****] after the written notice of such Disputes by either party, including referring such matter [****]. The representatives of the parties shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute for a period of [****]. In the event that the parties are unable to resolve such Dispute pursuant to this Subsection (k), the provisions of Subsections (a) through (j) of this Section, inclusive, as well as Subsections (l), (m), (n) and (o) of this Section shall apply.

(l) The parties agree that the existence, conduct and content of any arbitration pursuant to this Section shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each party’s financial statements, provided that such party promptly provides the other party with written notice of such requirement.

(m) IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WAIVE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

(n) In the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury.

(o) Notwithstanding anything to the contrary herein, neither party shall be prohibited from seeking injunctive or other equitable relief in any [****] court (including without limitation, in any case where issues involving the protection or unauthorized use or disclosure of a party’s confidential information, trade secrets or intellectual property are involved). Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

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12.12. Even-Handed Construction. The terms and conditions as set forth in this Agreement have been arrived at after mutual negotiation, and it is the intention of the parties that its terms and conditions not be construed against any party merely because it was prepared by one of the parties.

12.13. Controlling Language. This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English.

12.14. Controlling Law. This Agreement shall be governed and construed in all respects in accordance with the domestic laws and regulations of [****], without regard to its conflicts of laws provisions; except to the extent there may be any conflict between the law of [****] and the Incoterms of the International Chamber of Commerce, 2010 edition, in which case the Incoterms shall be controlling. The parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as may be amended from time to time, shall not apply to this Agreement. The parties acknowledge and confirm that they have selected the laws of [****] as the governing law for this Agreement in part because jury trial waivers are enforceable under [****] law. The parties further acknowledge and confirm that the selection of the governing law is a material term of this Agreement.

12.15. Counterparts. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives as of the Effective Date.

ALIMERA SCIENCES, INC.:		FLEXTRONICS MEDICAL SALES AND MARKETING, LTD.:

By:	/s/ Richard S. Eiswirth, Jr.	By:	/s/ Manny Mrimuthu
Name:	Richard S. Eiswirth, Jr.	Name:	Manny Mrimuthu
Title:	Chief Financial Officer	Title:	Director

Date:	March 2, 2012

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Exhibit 1

Definitions

“Affected Inventory Costs”	Shall mean: (a) [****] of the Cost of all affected Inventory and Special Inventory in Flextronics’ possession and not returnable to the vendor or reasonably usable for other customers, whether in raw form or work in process, less the salvage value thereof, (b) [****] of the Cost of all affected Inventory and Special Inventory on order and not cancelable, (c) any vendor cancellation charges incurred with respect to the affected Inventory and Special Inventory accepted for cancellation or return by the vendor, or (d) the then current fees for any affected Product.

“Affiliate”	Shall mean means any corporation, company, partnership, joint venture or other entity directly or indirectly controlling, controlled by, or under direct or indirect common control with the specified entity, for so long as such control exists. For purposes of this definition only, “control” of a corporation, company, partnership, joint venture or other entity means the possession, directly or indirectly, of the power to direct or cause the direction of the activities, management or policies of such corporation, company, partnership, joint venture or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Approved Vendor List” or “AVL”	Shall mean the list of suppliers currently approved in writing by Customer to provide the Materials specified in the bill of materials for a Product.

“Arbitration Administrator”	Shall have the meaning set forth in Section 12.11(b).

“Arbitrator”	Shall have the meaning set forth in Section 12.11(c).

“Confidential Information”	Shall mean (a) the existence and terms of this Agreement and all information concerning the unit number and fees for Products and Inventory/Special Inventory and (b) any other information that is (i) marked “Confidential” or the like or, if delivered verbally, confirmed in writing to be “Confidential” within [****] of the initial disclosure or that (ii) is of such a nature that should be understood by a reasonable person to be confidential or proprietary. Confidential Information does not include information (i) that the receiving party can prove it already rightfully knew without restriction at the time of receipt from the disclosing party; (ii) that has come into the public domain without breach of confidence by the receiving party; (iii) that was received from a third party without restrictions on its use or disclosure; (iv) that the receiving party can prove it independently developed without use of or reference to the disclosing party’s data or information; or (v) to the extent the disclosing party agrees in writing that such information is free of the confidentiality restrictions and obligations in this Agreement.

“Cost”	Shall mean the cost represented on the bill of materials supporting the most current fees for Products at the time of cancellation, expiration or termination, as applicable.

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“Current Good Manufacturing Practice”

Shall mean current good manufacturing practices, regulations and guidelines as described in (a) Part 820 (Quality Systems Regulations for Medical Devices) of Title 21 of the United States Code of Federal Regulations, (b) Annex 1 Essential Requirements

of the Medical Device Directives 93/94/EEC, (c) ISO 13485:2003 (Quality Management Standard for Medical Devices) and (d) ISO 14971 (Risk Management System), in each case, as may be amended from time to time.

“Customer Controlled Materials”	Shall mean those Materials provided by Customer or by suppliers with whom Customer has a commercial contractual or non-contractual relationship.

“Customer Controlled Materials Terms”	Shall mean the terms and conditions that Customer has negotiated with its suppliers for the purchase of Customer Controlled Materials.

“Customer Indemnitee”	Shall have the meaning set forth in Section 11.1.

“Customer Intellectual Property”	Shall have the meaning set forth in Section 9.1. Customer Intellectual Property shall include any intellectual property rights in the Developments.

“Customer Property”	Shall have the meaning set forth in Section 2.3.

“Damages”	Shall have the meaning set forth in Section 11.1.

“Demand”	Shall have the meaning set forth in Section 12.11(c).

“Developments”	Shall have the meaning set forth in Section 9.4.

“Disclosure Obligation”	Shall have the meaning set forth in Section 12.1.

“Disputes”	Shall have the meaning set forth in Section 12.11(a)

“Economic Order Inventory”	Shall mean Materials purchased in quantities, above the required amount for purchase orders, in order to achieve price targets for such Materials.

“Effective Date”	Shall have the meaning set forth in the opening paragraph of this Agreement.

“Environmental Regulations”	Shall mean any applicable hazardous substance content laws and regulations including, without limitation, those related to the EU Directive 2002/95/EC about the Restriction of Use of Hazardous Substances (RoHS).

“FDA”	Shall have the meaning set forth in Section 8.5.

“Federal Rules”	Shall have the meaning set forth in Section 12.11(e).

“Fee List”	Shall have the meaning set forth in Section 3.4.

“Firm Orders”	Shall have the meaning set forth in Section 3.2.

“Flexibility Table”	Shall have the meaning set forth in Section 5.2.

“Flextronics Indemnitee”	Shall have the meaning set forth in Section 11.2.

“Force Majeure”	Shall have the meaning set forth in Section 12.8.

“Inventory”	Shall mean any Materials that are used to manufacture Products that are ordered pursuant to a Firm Order from Customer.

“Lead Time(s)”	Shall mean the Materials Procurement Lead Time plus the manufacturing cycle time required from the delivery of the Materials at Flextronics facility to the completion of the manufacture, assembly and test processes with respect to the Products.

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“Long Lead Time Materials”	Shall mean Materials with Materials Procurement Lead Times exceeding the period covered by the accepted purchase orders for the Products. Flextronics will provide a list of Long Lead Time Materials to Customer from time to time at Customer’s request.

“Manufacturing Site”	Shall have the meaning set forth in Section 2.5.

“Materials”	Shall mean components, parts and subassemblies that comprise the Product and that appear on the bill of materials for the Product.

“Materials Procurement Lead Time”	Shall mean with respect to any particular item of Materials, the longer of (a) lead time to obtain such Materials as recorded on Flextronics’ MRP system or (b) the actual lead time, if a supplier has increased the lead time but Flextronics has not yet updated its MRP system.

“Minimum Order Inventory”	Shall mean Materials that are required to be purchased in excess of requirements for purchase orders because of minimum lot sizes available from the supplier. Flextronics will provide a list of Minimum Order Inventory to Customer from time to time at Customer’s request.

“Monthly Charges”	Shall mean a finance carrying charge of [****] and a storage and handling charge of [****], in each case of the Cost of the Inventory and/or Special Inventory and/or of the fees for the Product affected by the reschedule or cancellation (as applicable) per month until such Inventory and/or Special Inventory and/or Product is returned to the vendor, used to manufacture Product or is otherwise purchased by Customer.

“Product”	Shall have the meaning set forth in Exhibit 2.1.

“Production Materials”	Shall mean materials that are consumed in the production processes to manufacture Products including without limitation, solder, epoxy, cleaner solvent, labels, flux, and glue. Production Materials do not include any such production materials that have been specified by the Customer in the bill of materials in the Specifications or any Customer Controlled Materials.

“Purchased Inventory”	Shall have the meaning set forth in Section 5.4.

“Quality Agreement”	Shall mean the agreement attached as Attachment A setting out the quality assurance standards to be applicable to the Work performed by Flextronics.

“Recall”	Shall mean any action (a) by Customer to recover title to or possession of quantities of defective Products sold or shipped to third parties (including, without limitation, the voluntary withdrawal of defective Products from the market); or (b) by any regulatory authorities to detain or destroy any defective Products.

“SEC”	Shall have the meaning set forth in Section 12.1.

“Special Inventory”	Shall mean any Long Lead Time Materials and/or Minimum Order Inventory and/or Economic Order Inventory.

“Specifications”	Shall have the meaning set forth in Section 2.1.

“Work”	Shall have the meaning set forth in Section 2.1.

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ATTACHMENT A

QUALITY AGREEMENT

by and between

Alimera Sciences, Inc.

and

Flextronics Medical Sales and Marketing, Ltd

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QUALITY AGREEMENT TABLE OF CONTENTS

1.	PURPOSE	21
2.	RELATIONSHIP TO SUPPLY AGREEMENT	21
3.	SCOPE	21
4.	RESPONSIBILITY	21
5.	PREMISES	21
6.	AUDITS	22
7.	REGULATORY AGENCY INSPECTIONS	22
8.	DOCUMENTATION/CHANGE MANAGEMENT	23
9.	ALIMERA APPROVAL AND NOTIFICATION	24
10.	FLEXTRONICS’S NOTIFICATION TO ALIMERA	24
11.	RAW MATERIAL/ PACKAGING COMPONENTS	24
12.	PRODUCTION PROCESS CHANGES	24
13.	PRODUCTION CONTROLS	25
14.	TRACEABILITY	25
15.	COMPUTER SYSTEMS	25
16.	CALIBRATION/PREVENTIVE MAINTENANCE	25
17.	SUBCONTRACTING; TRAINING; QUALIFICATION	25
18.	INVESTIGATIONS	26
19.	DOCUMENTATION REVIEW	26
20.	STORAGE & SHIPMENT	26
21.	DOCUMENTATION RETENTION	26
22.	REGULATORY & LABELING	26
23.	COMPLAINTS	27
24.	PRODUCT RECALLS	27
25.	DISPUTE RESOLUTION	27

APPENDIX I: OUTLINE OF RESPONSIBILITIES		28

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1.	PURPOSE

This Quality Agreement defines the roles and responsibilities between Flextronics Medical Sales and Marketing, Ltd. (“Flextronics”) and Alimera Sciences, Inc. (“Alimera”) for providing Product to Alimera. The Product consists of subassemblies for a drug delivery insertion system. This Quality Agreement also defines how the quality departments of Flextronics and Alimera will interact with each other.

2.	RELATIONSHIP TO SUPPLY AGREEMENT

This Quality Agreement shall be incorporated within and constitute a part of the Manufacturing Services Agreement by and between Flextronics and Alimera (the “Supply Agreement”). In the event of inconsistencies between this Quality Agreement and the Supply Agreement, the Supply Agreement shall control. All capitalized terms used herein without definition will have the same meanings as specified in the Supply Agreement.

3.	SCOPE

This Quality Agreement clarifies the quality-related responsibilities of Flextronics for Products supplied to Alimera pursuant to the Supply Agreement. All information disclosed by or on behalf of a party under this Quality Agreement shall be deemed Confidential Information of such party in accordance with the Supply Agreement, and all confidentiality obligations specified under the Supply Agreement shall apply.

4.	RESPONSIBILITY

4.1	Communication and Implementation. Responsibility for communication and implementation of this Quality Agreement for Alimera and for Flextronics rests with the management of each party’s respective Quality departments. This Quality Agreement is effective upon signature approval of the Supply Agreement between the parties. The Product to be provided by Flextronics is defined in an exhibit to the Supply Agreement; and quality-related responsibilities are outlined in Appendix I of this Quality Agreement. No changes to the terms of this Quality Agreement, or waivers of any of the provisions thereof, may be made without the express written consent of both parties.

4.2	Amendments. This Quality Agreement may be amended as responsibilities are added, or as responsibilities are deleted, all as mutually agreed upon in a writing signed by both parties. Flextronics and Alimera contact information may be updated as required by written notification to the other party.

5.	PREMISES

5.1	Operations. Flextronics shall perform the manufacturing activities for the Product at its Tijuana, Mexico manufacturing campus. The premises and equipment used to manufacture the Product shall be maintained according to the standards outlined in ISO 13485:2003 (Quality Management Standard for Medical Devices), ISO 14971 (Risk Management System), Annex I Essential Requirements of the Medical Device Directives 93/42/EEC and Sub-Chapter H, Part 820 of Title 21 of the United States Code of Federal Regulations (Quality Systems Regulations for Medical Devices), in each case, as may be amended from time to time. The manufacture of the Product will be conducted in a suitably controlled ISO Class 7 (Class 10,000) or ISO Class 8 (Class 100,000) clean room environment, and such facilities will be regularly monitored to demonstrate and maintain compliance with Current Good Manufacturing Practices.

5.2	Controlled Access. Flextronics shall maintain controlled access to its facilities where the Product is manufactured. All visitors shall comply with Flextronics’ applicable access policies and security requirements.

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6.	AUDITS

6.1	Access. With no less than [****] written notice, Flextronics shall grant access for inspection or audit of its manufacturing facilities, its quality system and/or its production, inspection, testing, packaging, storage, and/or shipping processes and documentation related to such production, inspection, testing, packaging, storage, and/or shipping processes as it pertains to the Product, and Flextronics shall reasonably cooperate with Alimera (or its designee) during any such inspection or audit. In the event of any Product which fails to comply with the express limited warranty set forth in the Supply Agreement, then Alimera may visit Flextronics at mutually agreeable times (as discussed in good faith) as necessary. Without limiting Section 7.2, such access shall be granted to Alimera, to the FDA, and/or other health regulatory authorities and in order to meet European requirements, to the European qualified person specified by Alimera (“QP”). Access will be granted during the normal working hours of Flextronics and at the time mutually agreed upon by Alimera and Flextronics in good faith. All information gathered, including any reports created based on such information (e.g., those reports mandated under Section 6.2 herein), shall be considered as “Confidential Information” of Flextronics and protected in accordance with the confidentiality obligations of the Supply Agreement. At all times during audits of the Flextronics facility, Alimera personnel shall comply with all Flextronics policies and procedures related to safety, security and confidentiality.

6.2	Report of Findings. Alimera will report audit findings verbally at the close of the audit and will provide Flextronics with a written report within [****] after the completion of the audit. Flextronics shall formally respond to observations made by Alimera’s representatives on areas where Alimera has determined that Flextronics should take corrective action. Flextronics’ response shall include root cause evaluation, corrective actions, preventative actions, and remedial actions, where appropriate, and shall include a timeline for completion of each action, and such response shall be subject to Alimera’s review and written approval, such approval not to be unreasonably withheld. The response will be sent to the Alimera auditor within [****] of Flextronics’ receipt of the audit report. Flextronics shall perform such approved corrective, preventative and/or remedial actions in accordance with the approved timeline for completion of such actions.

7.	REGULATORY AGENCY INSPECTIONS

7.1	Regulatory Actions. Flextronics will promptly (within [****]) inform Alimera of receipt of any communication related to any regulatory agency action that affects the Product to be supplied by Flextronics pursuant to the Supply Agreement. Alimera will promptly (within [****]) inform Flextronics of receipt of any communication related to any regulatory agency action that specifically affects the Work to be performed by Flextronics pursuant to the Supply Agreement.

7.2	Regulatory Inspections. Flextronics shall notify Alimera of any regulatory agency inspection impacting the Product covered by this Quality Agreement within [****] of the initiation of the inspection by the regulatory agency. Alimera reserves the right to have [****] on site during a regulatory agency inspection when the inspection pertains to the Product; provided, however, that Alimera’s on site representatives attend to serve the role of a subject matter expert and will not be part of the face-to-face team during the inspection. Additionally, Alimera shall have no right to have any representatives present during general Current Good Manufacturing Practice agency inspections or audits that do not directly relate to the Product. Flextronics will forward all regulatory agency documentation (e.g., EIR, FDA-483) and responses that pertain to the Product to Alimera’s quality department within [****] of receipt or completion of submission, as applicable. Flextronics shall respond to the regulatory agency on any Product-specific citations only after consultation with and considering in good faith any and all input from Alimera, provided Alimera shall provide such input to Flextronics in a timely manner so as to reasonably allow Flextronics to respond to the regulatory agency before the applicable deadline. Alimera shall notify Flextronics in writing of any regulatory agency inspection at Alimera’s facility specifically impacting the manufacture of the Product covered by the Supply Agreement within [****] of the initiation of the audit by the regulatory agency. Alimera reserves the right to present Manufacturing Site data and/or procedures upon specific requests regarding Alimera responsibilities.

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8.	DOCUMENTATION/CHANGE MANAGEMENT

8.1.	Alimera shall own, but Flextronics shall establish and maintain, unless otherwise specified, Product Design History Files (“DHF”) for the Product.

8.2.	Alimera shall own, but Flextronics shall establish and maintain, unless otherwise specified, all Device Master Records (“DMR”) for the Product. Such documentation shall include, but is not limited to, Specifications, raw material and component specifications, labeling, tooling drawings and specifications, and approved suppliers.

8.3.	[****], all Process Device Master Batch Records (“Process DMR”) for the Product. Process DMR documentation shall include, but is not limited to, production, inspection, test and packaging procedures, process work instructions, receiving inspection procedures, work order and manufacturing traveler templates. Flextronics shall maintain original documentation for the Product for a period covering [****].

8.4.	Alimera shall own, but Flextronics shall establish and maintain, unless otherwise specified, all Device History Records (“DHR”) for the insertion device. DHR documentation includes, but is not limited to, production batch records, work orders or production travelers, appropriate assembler/inspector and date records, pick/kitting lists, inspection test results, non-conforming material reports, rework records, and traceability documentation. Flextronics shall provide copies DHR documentation to Alimera upon request. Flextronics shall retain original DHR documentation for the Product for a period covering [****] after Product expiration, at which time, the records can be dispositioned per Flextronics’ Record Retention policy.

8.5.	Flextronics shall provide a Certificate of Compliance (CoC) with each manufacturing lot of Product per Alimera specifications. A copy of the CoC will be supplied to Alimera at the time of Product shipment.

8.6.	For all Product manufactured by Flextronics, Flextronics shall maintain all Quality System Records (general procedures and documentation of activities not specific to the Product, such as environmental records) for a period of time consistent with Flextronics’ documented procedure and regulatory requirements, including without limitation, US 21CFR 211, subpart J, Records and Reports, and all referenced sub-sections, 820.40 Document Controls and 820.180 Records of 21 CFR 820, the applicable requirements from ISO 13485 (4.5 Documentation requirements, and 4.16, “Control of Quality Records”), Annex I Essential Requirements of Medical Device Directives 93/42/EEC and other comparable regulatory requirements.

8.7.	Before implementing any change or changes to Flextronics-controlled Current Good Manufacturing Practice documentation that affects the Product, Flextronics shall notify Alimera in writing in order to ensure that all Current Good Manufacturing Practice documentation, which is maintained at Flextronics and subject to regulatory review, will match and be consistent with information filed by Alimera with regulatory authorities following implementation of such change or changes. Alimera will review any such changes and provide any comments to Flextronics within [****] after Alimera’s receipt of such changes. Flextronics shall consider any such comments from Alimera in good faith, provided that if any changes proposed by Flextronics could impact the quality of the Product and/or information filed by Alimera with regulatory authorities, then such changes shall be subject to a written action plan developed in conjunction with and agreed upon by Alimera.

8.8.	Changes to Current Good Manufacturing Practice documents which (a) may affect the regulatory submissions or the support system or (b) have a direct impact on the quality systems affecting the Product, will also be reviewed by Alimera’s quality management and regulatory personnel for regulatory advice and implementation requirements prior to implementation of such changes. Alimera will review any such changes and provide any comments to Flextronics within [****] after Alimera’s receipt of such changes. Flextronics shall consider any such comments from Alimera in good faith, provided that if any changes proposed by Flextronics could impact the quality of the Product and/or information filed by Alimera with regulatory authorities, then such changes shall be subject to a written action plan developed in conjunction with and agreed upon by Alimera. If required, Alimera will inform regulatory agencies of such changes to the Product documentation and obtain input concerning any required filing or official communication requirements to regulatory agencies.

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9.	ALIMERA APPROVAL AND NOTIFICATION

9.1	In each instance where prior approval is required, the approval must be given in writing.

9.2	For the purpose of clarity, Flextronics shall obtain Alimera’s prior approval, in the following situations when Alimera Product is involved, unless this right is waived in writing by Alimera:

(a)	Any changes or planned deviations to the Device Master Record including, but not limited to, the insertion device, process, test, inspection, or labeling documentation that may affect form, fit or function of the Product.

(b)	Any changes, deviations, or substitutions to the Alimera approved suppliers (“AVL”).

(c)	Any changes to the physical location of the manufacturing facility where the Product is produced.

(d)	Material Review Board activity resulting in “use as is” or “rework” disposition, unless otherwise specified in writing.

10.	FLEXTRONICS’S NOTIFICATION TO ALIMERA

10.1	Flextronics shall notify Alimera in writing within [****] of any of the following:

(a)	Initiation of production/distribution holds for quality or other issues.

(b)	Any event which could reasonably lead to interruption of deliveries.

(c)	Any changes or planned deviations to the Device Master Record items including, but not limited to, the insertion device, process, test, inspection, or labeling documentation that may affect form, fit or function of the Product.

11.	RAW MATERIAL/ PACKAGING COMPONENTS

11.1.	Flextronics shall be responsible for purchasing all Materials from manufacturers or suppliers [****]. Prior to use, all Materials must be tested in accordance with the Specifications. Changes to test methods or deviations from the AVL must be documented and discussed between Flextronics and Alimera prior to implementation of such changes to assess impact on the Product and existing regulatory filings. Flextronics may not implement such changes or deviations without the prior written approval of Alimera.

12.	PRODUCTION PROCESS CHANGES

12.1	Regardless of effect on form, fit or function, Flextronics will notify Alimera of any intended change to manufacturing/assembly process, inspection and test procedures and/or packaging and storage procedures with respect to the Product, prior to implementing the change. Alimera will evaluate the intended change to determine the significance of the change and the appropriate regulatory action, if any. Notwithstanding any other terms herein, this notice shall only be through Flextronics’ Change Control System.

12.2	Flextronics shall develop written procedures describing the receipt, identification, quarantine, storage, handling, sampling, testing and approval/rejection of materials and sub-components used in the Product.

12.3	Flextronics shall implement appropriate production process controls including quality data/metrics, as agreed upon in writing with Alimera, prior to initiation of production. Flextronics shall analyze and report to Alimera on quality data/metrics during Quarterly Business Review (QBR) sessions held between Flextronics and Alimera each quarter.

12.4	Equipment, Facility, and Utilities Qualification. Flextronics is responsible for all equipment, facility, and utility qualification activities associated with the Product. Clean room critical services such as HEPA filters will be routinely re-certified and pressure differentials will be maintained and monitored to ensure satisfactory clean room environmental conditions are maintained. Storage areas for raw materials, in-process, and finished inserter subassemblies will be monitored to ensure that satisfactory storage conditions are maintained.

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13.	PRODUCTION CONTROLS

13.1.	Flextronics shall have in place and maintain a quality system that meets the applicable requirements of ISO 13485:2003, FDA Quality System Regulations (21 CFR 820)for the production of the Product.

13.2.	Flextronics shall have in place and maintain environmental controls meeting the applicable process control requirements of ISO 13485:2003 and FDA Quality System Regulation (21CFR820.70(c)), and applicable sections of 21 CFR 211, and subpart C, Buildings and Facilities, for the production of the Product.

13.3.	Flextronics shall inform Alimera a minimum of [****] in advance unless otherwise agreed, of any change that impacts Product specifications. This includes changes to approved suppliers for Materials that are part of any Product Specifications. Flextronics shall obtain written approval from Alimera for any changes prior to implementation of changes.

14.	TRACEABILITY

14.1.	All Materials making up the Product are required to be traced to the end item serialized or lot coded device. Flextronics shall implement appropriate controls and processes to ensure that this traceability requirement is met, and associated records retained as part of the Device History Record (DHR) for the finished Product.

(a)	Materials with a serial number shall have the serial number traced.

(b)	Materials with a lot/date code shall have the lot or date code traced.

(c)	Materials with both lot/date codes and serial numbers shall have the serial number traced.

15.	COMPUTER SYSTEMS

15.1. Flextronics’ computer systems used in the manufacturing, packaging, testing and/or storage of the Product shall be validated. Where compliance with 21 CFR Part 11, “Electronic Records and Electronic Signatures”, is required, Flextronics will comply with those regulations or have a master plan to achieve compliance.

15.2 To the extent that Flextronics provides such access to its other customers, Flextronics will provide access for up to [****] to Flextronics computer system (i.e., Agile) in order to monitor, maintain and approve specifications, drawings, protocols, and reports as necessary.

16.	CALIBRATION/PREVENTIVE MAINTENANCE

Flextronics will maintain a calibration and preventative maintenance program to support the manufacturing, testing, packaging and storage of the Product. Flextronics shall also follow a procedure that documents the actions to be taken in the event of a calibration failure.

17.	SUBCONTRACTING; TRAINING; QUALIFICATION.

17.1 Any subcontracted manufacturing facility must be audited or evaluated and approved by Flextronics prior to being used by Flextronics. Flextronics will be responsible and liable for any breaches of this Quality Agreement by any such subcontracted manufacturing facility.

17.2 Flextronics shall provide a process or program designed with the goal of assuring that all Flextronics personnel (and its independent contractors) engaged in the manufacturing, packaging, testing, storage, release and shipping of the Product have the education, training and experience to properly perform their assigned functions. The training provided by Flextronics shall be in the particular operations that the employee or independent contractor performs. Flextronics shall qualify and routinely assess the employee or independent contractor in the assigned functions to ensure compliance.

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18.	INVESTIGATIONS

18.1	Manufacturing Deviations. Any deviation from the process during manufacture, packaging, testing, storage, or release of the Product shall be documented by Flextronics and approved by Flextronics quality assurance and appropriate area management. Flextronics will notify Alimera in writing on a timely basis if any problems are discovered that may impact Product previously shipped in order to reasonably allow Alimera to meet regulatory reporting guidelines. A list of all deviations from the process during manufacture, packaging, testing, storage, or release of the Product will be provided to Alimera with any release documentation package provided to Alimera. A copy of any final investigation report will be reviewed with Alimera and included in the Product release documentation package provided to Alimera.

19.	DOCUMENTATION REVIEW

Flextronics will provide a standard Certificate of Compliance signed by an authorized representative of Flextronics confirming that the Products have been manufactured in accordance with the Specifications. PRODUCT DISPOSITION

Release of the Product is the responsibility of Flextronics. Flextronics will release the Product in accordance with the Specifications.

20.	STORAGE & SHIPMENT

20.1	Storage. Flextronics shall store the Product in accordance with the Specifications. Flextronics shall ensure that during storage and before shipping of the Product, appropriate controls are in place designed with the goal of ensuring that there is no interference, theft, Product contamination, or mixture with any other products or materials.

20.2	Shipment. Flextronics will ship Product to the designated location as specified in the Supply Agreement. Flextronics will not ship any product that is under quarantine.

21.	DOCUMENTATION RETENTION

21.1.	Flextronics shall maintain true, complete and accurate records with respect to the Product in accordance with Flextronics’ standard operating procedures. Validation records will be retained indefinitely until superseded by new validation studies or until termination of the Supply Agreement, at which time such records will be transferred to Alimera. Flextronics will retain production records of the Product for a total of [****] past the expiry date of Product or until termination of the Supply Agreement (whichever comes first) unless notified of a shorter retention period by Alimera. Flextronics shall provide a schedule of destruction for each lots’ production records annually. Alimera reserves the right to request records to be shipped prior to destruction. If the termination of the Supply Agreement occurs before the expiration of the retention period then Flextronics will turn over all of the remaining records to Alimera.

22.	REGULATORY & LABELING

22.1.	Regulatory Filings. AIimera shall prepare and maintain all regulatory submissions for the Product. Flextronics shall provide to AIimera, upon request, all necessary documentation (e.g., DMR, DHR) and other information as needed, to prepare the regulatory submissions for the Product. AIimera will provide a copy of the applicable product registration documentation to Flextronics as applicable to support regulatory inspection activities. Flextronics shall provide AIimera with all reasonably necessary cooperation, information, documents, data and assistance in connection therewith at Alimera’s cost.

22.2.	Flextronics is responsible for obtaining and maintaining the required device establishment registrations as the manufacturer of the Product.

22.3.	In the case of a Flextronics proprietary production process, Flextronics shall grant read-only access to requested information concerning the Product to the FDA or other regulatory agencies, as necessary, to comply with regulatory requirements.

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22.4.	AIimera shall be responsible for ensuring that all labeling complies with US FDA and other foreign regulatory requirements. All product labeling shall be provided by Alimera. In the case where Alimera utilizes Flextronics resources to create or update product labeling, this work will be reviewed and approved by AIimera in writing and ownership of artwork transferred to Alimera prior to use.

23.	COMPLAINTS

23.1	General Complaints. Alimera shall have sole responsibility for responding to questions and complaints regarding the Product. Questions or complaints received by Flextronics shall be promptly referred to Alimera. Flextronics shall cooperate as reasonably required to allow Alimera to determine the cause of and resolve any questions or complaints. Such assistance shall include follow-up investigations, including testing when applicable. In addition, Flextronics shall promptly provide Alimera with information that will enable Alimera to respond properly to questions or complaints relating to the Product. Unless it is determined that the cause of any complaint resulted from a failure by Flextronics to manufacture the Product in accordance with the Specifications, all costs incurred in respect of this Section shall be borne by Alimera.

23.2	Technical Complaints. Alimera shall receive and process all technical complaints concerning the Product. Flextronics shall inform Alimera of any complaints concerning the Product that it may receive. As appropriate, Flextronics shall inform Alimera of complaint information relevant to Flextronics’ production/inspection processes. Flextronics shall investigate and determine appropriate Flextronics corrective actions, and inform Alimera of such actions in writing, and Flextronics shall promptly implement any and all such corrective actions. Flextronics shall supply a complaint investigation summary to Alimera no more than [****] after Flextronics becomes aware that a complaint has been initiated.

23.3	Medical Complaints. Alimera is responsible for investigating any medical Product complaints and reporting serious adverse events to the appropriate regulatory authorities. Any medical complaint received by Flextronics will be immediately (within [****]) forwarded to Alimera. Flextronics shall assist as needed and requested by Alimera for any investigation that may be required for the medical complaint. Flextronics shall respond in a timely manner so Alimera may comply with reporting requirements.

24.	PRODUCT RECALLS

24.1.	Records and Notice. Flextronics shall maintain records as may be reasonably necessary to provide documentation to Alimera to permit a Recall (as defined below) of any Products manufactured and delivered to Alimera by Flextronics. Each party shall promptly notify the other by telephone (to be confirmed in writing via fax) of any information of a Product defect serious enough to make the Products unsafe for use which would result in a Recall or seizure of the Products. Upon receiving such notice or upon any such discovery, each party shall cease and desist from further shipments of such Products in its possession or control. The decision to initiate a Recall or to take some other corrective action, if any, shall be made and implemented solely by Alimera. AIimera shall notify the FDA, and any applicable foreign regulatory agencies of any Recall, and shall be responsible for coordinating all necessary activities regarding the action taken. AIimera acknowledges and understands that Flextronics, as manufacturer of the Product, has significant regulatory obligations if there are any indications that a Recall would be necessary. Accordingly, Flextronics and AIimera agree to cooperate fully regarding any proposed Recall; and the parties agree to keep each other advised, and to exchange copies of such documentation as may be required, to assure regulatory compliance.

24.2.	Recalls by Government Authority. In the event (a) any government or regulatory authority issues a directive, order or, following the issuance of a safety warning or alert with respect to a Product, a written request that any Product be recalled, (b) a court of competent jurisdiction orders such a Recall, or (c) Alimera determines that any Product should be recalled or that a “Dear Doctor” letter is required relating to the restrictions on the use of any Product, Flextronics will cooperate as reasonably required by Alimera, at Alimera’s expense.

25.	DISPUTE RESOLUTION

25.1.	In the event that a dispute arises between Flextronics and Alimera regarding any matters covered under this Quality Agreement, the parties shall use the dispute resolution procedures detailed in Section 12.11 of the Supply Agreement.

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FLEXTRONICS CONFIDENTIAL

APPENDIX I: OUTLINE OF RESPONSIBILITIES

In the event of any conflict between the assignment of responsibilities under the following chart and the assignment of responsibilities under the Supply Agreement, the assignment of responsibilities under the Supply Agreement shall control.

FUNCTION	Flextronics	Alimera
PRODUCT MANUFACTURING	X
PRODUCT LABELING		X
PRODUCT TESTING – Physical	X
INVESTIGATIONS INTO DEVIATIONS AND NON-CONFORMANCES	X	X
COMPLAINT RECEIPTS		X
COMPLAINT INVESTIGATIONS	X	X
ADVERSE EVENT REPORTS		X
RECALLS		X
PRODUCT RETURNS	X
RAW MATERIAL ORDERS	X
RAW MATERIAL TESTS	X
RAW MATERIAL RELEASE	X
SUPPLIER AUDITS	X
MAINTENANCE OF VENDOR LISTS	X
NOTICE OF PROPOSED CHANGES	X	X
DOCUMENT/PROCESS CHANGE CONTROL	X	X

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FLEXTRONICS CONFIDENTIAL

EXHIBIT 2.1(a)

PRODUCT

“Product” shall mean Customer’s proprietary inserter system that may be used with Customer’s ILUVIEN™ product. The inserter system consists of two parts: the hand piece and the guideshaft.

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FLEXTRONICS CONFIDENTIAL

EXHIBIT 2.1(b)

The Following Specifications have been provided by Alimera

File Name	Revision
Alimera 01-05-2012 Approved Vendors	N/A
PS-021092 Alimera Inserter Product Spec bb	E
034-FBA-DWG-30229	A
034-FBA-COC-52100	A
034-FBA-DWG-3649	A
034-FBA-DWG-1000417	A
034-FBA-DWG-1000842	A
034-FBA-DWG-1001781	A-1
034-FBA-DWG-1001782	A-1
034-FBA-FPS-52100 Rev C	C
034-FBA-FPS-1001781	A
034-FBA-IPS-52100 Rev D	D
034-FBA-IPS-1001781	A-1
034-FBA-MP-52100_Rev_F	F
034-FBA-MP-1001781	B
034-FBA-MP-1003865	B
034-FBA-MP-1008203	A
034-FBA-RMS-3649	A
034-FBA-RMS-10200	B
034-FBA-RMS-10202	B
034-FBA-RMS-30229	A
034-FBA-RMS-30231	B
034-FBA-RMS-1000417	B
034-FBA-RMS-1000620	A
034-FBA-RMS-1000633	A
034-FBA-RMS-1000842	A
034-FBA-RMS-1001960	A
034-FBA-RMS-1001961	A
034-FBA-RMS-1001963	A
034-FBA-RMS-1001964	A
034-FBA-RMS-1001976	A
DWG-06-114-01-004 Button	A
DWG-06-114-01-010 Inserter Plunger Plug	A
DWG-06-114-01-011 Handpiece RH	A
DWG-06-114-01-012 Handpiece LH	A
DWG-06-114-01-013 Window	B

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FLEXTRONICS CONFIDENTIAL

DWG-06-114-05-001 Co-Mold RH	A
DWG-06-114-05-002 Co-Mold LH	A
DWG-06-114-09-004	B
DWG-06-114-09-005	B
FBA-AW-1001976	A
PTJ00-393	1/26/2010
RMS-30201	B
RMS-30202	B
RMS-30203	A
RMS-30214	A
RMS-30225	B
034-FBA-COC-52102	A
034-FBA-DWG-30223	A
034-FBA-DWG-1000407	B
034-FBA-DWG-1000409	A
034-FBA-DWG-1000410	A
034-FBA-DWG-1000914	A
034-FBA-DWG-1000915	A
034-FBA-FPS-52102 Rev C	C
034-FBA-IPS-52102 Rev D	D
034-FBA-MP-52102 Rev E	E
034-FBA-MP-1003865	B
034-FBA-RMS-30223	A
034-FBA-RMS-30227	B
034-FBA-RMS-30228	A
034-FBA-RMS-1000407	C
034-FBA-RMS-1000409	B
034-FBA-RMS-1000410	B
034-FBA-RMS-1000914	B
034-FBA-RMS-1000915	B
DWG-06-114-01-001 Cap	A
PTJ00-394	1/26/2010
RMS-30215	A
034-FBA-DWG-1003584	A
034-FBA-RMS-30230	A
034-FBA-RMS-11035	F
034-FBA-DWG-1003662	A
034-FBA-MLF-1002537	A
034-FBA-ART-1002538	A
034-FBA-MLF-1002539	A

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FLEXTRONICS CONFIDENTIAL

EXHIBIT 3.1

FEES LIST –

		52100	52102	Landed price includes transportation to the broker at the border and broker fees. Alimera to arrange delivery from the broker to the compounder. [****]
Total Landed Price	[****]	[****]	[****]
Total Landed Price	[****]	[****]	[****]
Ex works Price		[****]	[****]

Operations Definitions and Standard Billing Rates

Sustaining engineering:

1)	Direct floor support in production lines

2)	Compliance to quality standards i.e. NCMR, and CAPA processing etc.

3)	Preventative and corrective maintenance

4)	Processing of ECO’s, BOM’s etc. for existing production

5)	Updates to the DMR (Device Master Record) per sustaining activities

6)	Support of small group activities for Flex Lean

What is not covered in sustaining overhead:

1)	Material changes

2)	Product changes

3)	Label changes other than minor, routine changes

4)	Risk Assessment updates to dFMEA from Material/Product/Label changes.

5)	Engineering Verification activities associated with above 4 items.

6)	Updates to the Engineering DHR (Design History File)

7)	NPI projects up to PQ step

8)	Vertical integration programs unless otherwise agreed by management

Standard Billing Rates for Tijuana Engineering (NRE)

Program Managers	[****]
Design Engineering	[****]
San Diego Engineering	[****]
Process & Quality Engineering	[****]
Engineering Technician	[****]
Production Assembly	[****]

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****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.